INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-85834 of The Children’s Place Retail Stores, Inc. on Form S-8 of our report dated June 25, 2003, relating to the financial statements of The Children’s Place 401(k) Savings and Investment Plan as of and for the year ended December 31, 2002 appearing in this Form 11-K of The Children’s Place 401(k) Savings and Investment Plan for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

New York, New York
June 25, 2003